                                                                 Exhibit 10.14




                               FIFTH AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                 OF CAVANAUGHS HOSPITALITY LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP

         THIS FIFTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP (the "Amendment"), is entered into effective as of January 1, 2000, by Cavanaughs Hospitality Corporation, a Washington corporation ("CHC") in its capacity as the sole general partner of the Partnership.

         A. CHC, as General Partner, and North River Drive Company, a Washington corporation, as Limited Partner, formed a Delaware Limited Partnership named Cavanaughs Hospitality Limited Partnership (the "Partnership") pursuant to the terms of an Amended and Restated Agreement of Limited Partnership, dated as of November 1, 1997 (as amended by this and prior Amendments referred to hereafter as the "Partnership Agreement").

         B. CHC has completed on April 8, 1998 the initial public offering of CHC Shares under the terms of which 5,962,250 shares have been issued (consisting of 5,175,000 share basic offering, 776,250 share over-allotment, and 11,000 share restricted stock grant all as described in the prospectus of the initial public offering), and has contributed the proceeds thereof to the Partnership for the corresponding number of new Partnership Units held by CHC as a Limited Partner Interest.

         B. Subsequent to the formation of the Partnership, Delaware has adopted the Delaware Revised Uniform Partnership Act under the terms of which the Partnership is entitled, by this Fifth Amendment, to have the Revised Uniform Partnership Act become applicable to the Partnership effective on January 1, 2000.

         C. CHC has the right, under the Partnership Agreement, to adopt this Fifth Amendment under its authority as sole General Partner of the Partnership.

         NOW, THEREFORE, the Partnership Agreement is amended as follows:

         1. Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Partnership Agreement.

         2. Definition of "Act". Effective January 1, 2000, the definition of the term "Act" as used in the Partnership Agreement is amended to read:

         "Act means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, any successor to such statute, and the Delaware Revised Uniform Partnership Act, as it may be amended from time to time and any successor to such statutue.

         3. Scope of Amendment. Except as expressly modified or amended by this Amendment, the Partnership Agreement shall remain in full force and effect and be binding on the parties in accordance with its terms. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first above written.

                              GENERAL PARTNER:

                              CAVANAUGHS HOSPITALITY CORPORATION, a
                              Washington corporation

                              By: /s/ Richard L. Barbieri
                                  ----------------------------------------------
                                      Richard L. Barbieri, Senior Vice President

                                                                               2